UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2023

Mallinckrodt plc

(Exact name of registrant as specified in its charter)

Ireland	001-35803	98-1088325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

College Business & Technology Park, Cruiserath,
Blanchardstown, Dublin 15, Ireland

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  +353 1 696 0000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol(s))	(Name of each exchange on which registered)

Ordinary shares, par value $0.01 per share	MNK	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, the Board of Directors (the “Board”) of Mallinckrodt plc (the “Company”) on June 14, 2023 approved a cash-based Key Employee Incentive Plan (the “KEIP”) that replaced the Company’s existing 2023 short-term incentive (“STI”) and 2023 long-term incentive (“LTI”) programs for participating employees. On June 30, 2023, the Board adopted a form of award agreement implementing the KEIP on terms consistent with the previously disclosed terms of the KEIP, except that pursuant to the form of award agreement (the “Form of KEIP Award Agreement”), each participant’s target KEIP award is determined utilizing 60% (instead of 70%) of the applicable participant’s 2023 LTI opportunity, and the maximum payout under the KEIP is 150% (instead of 200%) of the target award, in each case subject to potential future modification as determined by the Company based on ongoing discussions with lenders and financial stakeholders to increase the target award to 70% of the 2023 LTI opportunity and the maximum payout to 200% of the target award (in case of such increases during the second performance period, each participant's payment for the second performance period will include a true-up for such increases as applied to the first performance period payment).

The foregoing description of the Form of KEIP Award Agreement is not complete and is qualified in its entirety by reference to the full text of the Form of KEIP Award Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Form of KEIP Award Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Cautionary Statements Related to Forward-Looking Statements

Statements in this Current Report that are not strictly historical, including statements regarding the Board’s ongoing evaluation and consideration of alternatives and related actions and discussions, are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties.

There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: changes in the Company’s business strategy and performance; the Company’s ability to access the capital markets now or in the future; the liquidity, results of operations and businesses of the Company and its subsidiaries; the effects of the Company’s determination to make or not to make certain payments due to certain of its creditors; the possibility that the Company and/or certain of its subsidiaries voluntarily initiate proceedings under Chapter 11 of the U.S. Bankruptcy Code or foreign bankruptcy or insolvency laws and the potential effects of the initiation of such proceedings and the resulting bankruptcy or insolvency process on the Company’s liquidity, results of operations and business; governmental investigations and inquiries, regulatory actions and lawsuits; actions taken by third parties, including the Company’s creditors, the Opioid Master Disbursement Trust II and other stakeholders; court actions; the Company’s ability to achieve expected benefits from its prior restructuring activities; the Company’s substantial indebtedness, its ability to generate sufficient cash to reduce its indebtedness and its potential need and ability to incur further indebtedness; the Company’s ability to generate sufficient cash to service indebtedness; restrictions on the Company’s operations contained in the agreements governing the Company’s indebtedness; the impact of Irish laws; and the risks, uncertainties and factors described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2022 and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, as filed with the SEC and available on the Company’s website at http://www.mallinckrodt.com and http://www.sec.gov.

The forward-looking statements made herein speak only as of the date hereof and the Company does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALLINCKRODT PLC

(registrant)

Date: July 7, 2023	By:	/s/ Mark Tyndall
Mark Tyndall
Executive Vice President, Chief Legal Officer & Corporate Secretary